(h)(1)(i)

January 16, 2008

Todd Modic

Senior Vice President

ING Funds Services, LLC

7337 E. Doubletree Ranch Road

Scottsdale, AZ 85258

Dear Mr. Modic:

Pursuant to the Administration Agreement dated April 1, 2002, between ING Variable Portfolios, Inc. and ING Funds Services, LLC (the “Agreement”) we hereby notify you of our intention to retain you as Administrator to render administrative and other services to ING Lehman Brothers Aggregate Bond Index Portfolio, effective March 4, 2008, ING Morningstar U.S. Growth Index Portfolio, effective April 28, 2008, ING Russell Large Cap Index Portfolio, effective March 4, 2008, ING Russell Mid Cap Index Portfolio, effective March 4, 2008, ING Russell Small Cap Index Portfolio, effective March 4, 2008, ING International Index Portfolio, effective March 4, 2008 and ING WisdomTreeSM Global High-Yielding Equity Index Portfolio, effective January 16, 2008, each a newly established series of ING Variable Portfolios Inc. (the “Funds”), upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the Funds to the Amended Schedule A of the Agreement. The Amended Schedule A, with the annual administration fees indicated for the Funds, is attached to the letter.

Please signify your acceptance to act as Administrator under the Agreement with respect to the Funds.

Very sincerely,

/s/ Kimberly A. Anderson
Kimberly A. Anderson
Senior Vice President
ING Variable Portfolios, Inc.

ACCEPTED AND AGREED TO:
ING Funds Services, LLC

By:	/s/ Todd Modic
Todd Modic
Senior Vice President

7337 E. Doubletree Ranch Rd. Scottsdale, AZ 85258-2034	Tel: 480-477-3000 Fax: 480-477-2700 www.ingfunds.com	ING Variables Portfolios, Inc.

AMENDED SCHEDULE A

with respect to the

ADMINISTRATION AGREEMENT

between

ING VARIABLE PORTFOLIOS, INC.

And

ING FUNDS SERVICES, LLC

Series	Administrative Services Fee
(as a percentage of managed assets)
ING Lehman Brothers Aggregate Bond Index Portfolio	0.10%
ING Morningstar U.S. Growth Index Portfolio	0.10%
ING Russell Large Cap Index Portfolio	0.10%
ING Russell Mid Cap Index Portfolio	0.10%
ING Russell Small Cap Index Portfolio	0.10%
ING International Index Portfolio	0.10%
ING VP Global Science and Technology Portfolio	.055% on the 1st $5 billion .030% over $5 billion
ING VP Growth Portfolio	.055% on the 1st $5 billion .030% over $5 billion
ING VP Index Plus LargeCap Portfolio	.055% on the 1st $5 billion .030% over $5 billion
ING VP Index Plus MidCap Portfolio	.055% on the 1st $5 billion .030% over $5 billion
ING VP Index Plus SmallCap Portfolio	.055% on the 1st $5 billion .030% over $5 billion
ING VP International Equity Portfolio	.055% on the 1st $5 billion .030% over $5 billion
ING VP Small Company Portfolio	.055% on the 1st $5 billion .030% over $5 billion
ING VP Value Opportunity Portfolio	.055% on the 1st $5 billion .030% over $5 billion
ING WisdomTreeSM Global High-Yielding Equity Index Portfolio	0.10%